Exhibit 99.1

Innovative Industrial Properties Announces Q4 and FY 2022 Operating, Investment and Capital Markets Activity

SAN DIEGO, CA – January 18, 2023 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today its operating, investment and capital markets activity for the quarter and year ended December 31, 2022.

Property Portfolio Information and Operational Update (as of December 31, 2022 unless otherwise noted)

IIP owned 110 properties located in 19 states, representing a total of approximately 8.7 million rentable square feet (including approximately 1.9 million rentable square feet under development / redevelopment), including:

-	Operating portfolio: 108 properties, representing approximately 8.3 million rentable square feet.
o	100% leased (triple-net).
o	Weighted-average lease length: 15.3 years.
o	Total invested / committed capital per square foot: $274

-	Portfolio statistics by invested / committed capital:
o	No tenant represents more than 14% of the total portfolio.
o	No state represents more than 16% of the total portfolio.
o	Multi-state operators (MSOs) represent 85% of the operating portfolio.
o	Public company operators represent 55% of the operating portfolio.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represent 90%, 3% and 7% of operating portfolio, respectively.

-	Rent collection / deferrals:

o	Rent collection for IIP’s operating portfolio (calculated as base rent and property management fees collected over contractually due amounts) was as follows:
▪	92% collected as of today for the month ending January 31, 2023 (including approximately $324,000 of a security deposit applied for payment of rent for IIP’s lease with Holistic Industries Inc. (Holistic) at IIP’s Michigan property (see discussion below) and receipt of the full rent payment from Sozo Health, Inc. (Sozo));
▪	94% collected for the three months ended December 31, 2022 (including approximately $541,000 of security deposits applied for payment of rent for IIP’s lease with Sozo); and
▪	97% collected for the year ended December 31, 2022 (including an aggregate of approximately $2.7 million of security deposits applied for payment of rent for IIP’s leases with Kings Garden Inc. (Kings Garden) and Sozo).

o	As of January 18, 2023:
▪	SH Parent, Inc. (Parallel) was in default on its obligations to pay rent at one of IIP’s Pennsylvania properties (approximately 2.9% of invested / committed capital).
•	Rent was paid in full through January 31, 2023 on all other IIP properties leased by Parallel.
▪	Green Peak Industries, Inc. (Skymint) was in default on its obligations to pay rent at one of IIP’s Michigan properties under construction (approximately 2.7% of invested / committed capital).
•	Rent was paid in full through January 31, 2023 on all other IIP properties leased by Skymint.
▪	Affiliates of Medical Investor Holdings, LLC (Vertical) were in default on their obligations to pay rent at IIP’s California properties (approximately 0.7% of invested / committed capital).

o	As of January 18, 2023, IIP had executed lease amendments to include cross-default provisions and/or extend lease terms in exchange for limited base rent deferrals for the following three properties:
▪	One California property and one Michigan property leased by Holistic (approximately 1.8% of invested / committed capital in the aggregate):
•	100% of base rent to be applied from the security deposits held by IIP for the nine months ending September 30, 2023 with respect to the Michigan property and the eight months ending September 30, 2023 with respect to the California property, with pro rata payback of the security deposits over 12 months starting January 2024.
•	Rent was paid in full through January 31, 2023 for Holistic at IIP’s California property and all other IIP properties leased by Holistic.
•	Added cross-default and extended terms of all leases, with no other adjustments to lease terms.
▪	One Missouri property leased by Calyx Peak, Inc. (approximately 1.2% of invested / committed capital):
•	100% base rent deferral through March 31, 2023, with pro rata payback over the following 12 months.
•	Extended term of lease, with no other adjustments to lease terms.

-	Kings Garden Update:
o	Kings Garden is paying rent for the four properties in California that it continues to occupy, including rent on the capital invested in the expansion project which is a part of the lease of one of the properties (this project is included as construction in progress below).
▪	For the three months ended December 31, 2022, Kings Garden paid approximately $1.8 million in base rent at these four properties, in addition to reimbursement to IIP for pro rata taxes and insurance and direct payments for all other property operating costs.
o	Kings Garden indicated that it is exploring potential merger transactions.
o	IIP recovered an additional approximately $5.4 million from Kings Garden during the three months ended December 31, 2022, which is expected to be accounted for as a reduction to construction in progress.

-	Construction in progress: two properties (previously leased to Kings Garden), and an expansion project at a property where Kings Garden continues to occupy the property and pay rent, representing approximately 395,000 rentable square feet in the aggregate.
o	San Bernardino property (approximately 192,000 rentable square feet): IIP is actively evaluating alternative non-cannabis uses for the property due to market conditions in California and changes in the zoning of the property.
o	Cathedral City property (approximately 23,000 rentable square feet): IIP executed a letter of intent to lease the property and is negotiating lease terms with the potential tenant. There can be no assurance that IIP will lease the property on the terms anticipated, or at all.

Investment Activity

In 2022, IIP made nine acquisitions for properties located in seven states, and executed 12 lease amendments to provide additional improvement allowances at properties in seven states, totaling an aggregate of approximately $394 million (including initial acquisition investments and commitments to fund future improvement allowances).

In November 2022, IIP sold a Pennsylvania industrial property leased to a subsidiary of Maitri Holdings, LLC for $23.5 million (approximately $461 per square foot).

As of January 18, 2023, IIP has entered into two definitive purchase agreements to acquire two properties for a total aggregate investment of approximately $63.0 million, which includes amounts expected to be made available as reimbursement to the applicable tenants for qualifying improvements to the properties. As of January 18, 2023, IIP has also executed four non-binding letters of intent to acquire two properties and to make available additional funding for improvements at two of IIP’s properties, representing a total expected investment by IIP of approximately $93.8 million. Each potential acquisition and additional funding is subject to ongoing diligence, execution of definitive agreements (as applicable) and the satisfaction of closing conditions, and there can be no assurance that IIP will consummate the acquisition of any of these properties or make available any additional funding at its existing properties on the terms anticipated, or at all.

Balance Sheet Statistics (as of December 31, 2022)

•	12% debt to total gross assets, with approximately $2.6 billion in total gross assets.
•	Total quarterly fixed cash interest obligation of approximately $4.2 million.
•	No secured debt.
•	No debt maturities until May 2026, other than $6.4 million principal amount of 3.75% Exchangeable Senior Notes in 2024.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IIP Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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